**MORTGAGE, SECURITY AGREEMENT,
ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING**

by

**IROQUOIS VALLEY FARMS, LLC,
an Illinois limited liability company,**

to and for the benefit of

**RSF SOCIAL ENTERPRISE, INC.,
a California corporation**

**MORTGAGE, SECURITY AGREEMENT,
ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING**

THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING (this "**Security Instrument**") is made as of this 26 day of October, 2015 by IROQUOIS VALLEY FARMS, LLC, an Illinois limited liability company, having its principal place of business at P.O. Box 267, Wilmette, Illinois 60091, as mortgagor ("**Borrower**") for the benefit of RSF SOCIAL ENTERPRISE, INC., a California corporation, as grantee, having an address at 1002 O'Reilly Avenue, San Francisco, California 94129 ("**Lender**").

RECITALS:

A. This Security Instrument is given to secure a loan (the "**Loan**") in the principal sum of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) or so much thereof as may be advanced pursuant to that certain Loan Agreement dated as of the date hereof between Borrower and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "**Loan Agreement**") evidenced by that certain Promissory Note dated as of the date hereof made by Borrower to Lender (such Promissory Note, together with all extensions, renewals, replacements, restatements or modifications thereof being hereinafter referred to as the "**Note**") and due on October ___, 2018 (the "**Maturity Date**"), or such earlier date on which the final payment of principal of the Note becomes due and payable as provided under the Loan Documents (as defined below), whether at such stated Maturity Date, by declaration of acceleration, or otherwise;

B. Borrower desires to secure the payment of the outstanding principal amount of the Loan together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, the Loan Agreement, this Security Instrument and any other Loan Document (collectively, the "**Debt**"), and the performance of all of its obligations under the Note, the Loan Agreement and the other Loan Documents; and

C. This Security Instrument is given pursuant to the Loan Agreement, and payment, fulfillment, and performance by Borrower of its obligations thereunder and under the other Loan Documents are secured hereby, and each and every term and provision of the Loan Agreement and the Note, including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties therein, are hereby incorporated by reference herein as though set forth in full and shall be considered a part of this Security Instrument (the Loan Agreement, the Note, this Security Instrument, that certain Assignment of Leases and Rents dated as of the date hereof made by Borrower in favor of Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "**Assignment of Leases**") and all other documents evidencing or securing the Debt or delivered in connection with the making of the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, are hereinafter referred to collectively as the "**Loan Documents**").

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Security Instrument:

ARTICLE 1 - GRANTS OF SECURITY

Section 1.1 Property Mortgaged. Borrower does hereby irrevocably mortgage and warrant, give, grant, bargain, sell, alien, pledge, assign, transfer, confirm, hypothecate and convey a security interest in and to Lender and its successors and assigns the following property, rights, interests and estates now owned, or hereafter acquired by Borrower (collectively, the "**Property**"):

(a) Land. The real property described in Exhibit A attached hereto and made a part hereof (the "**Land**");

(b) Additional Land. All additional lands, estates and development rights hereafter acquired by Borrower for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

(c) Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (collectively, the "**Improvements**");

(d) Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(e) Equipment. All "equipment," as such term is defined in Article 9 of the Uniform Commercial Code (as hereinafter defined), now owned or hereafter acquired by Borrower, which is used at or in connection with the Improvements or the Land or is located thereon or therein (including, but not limited to, all machinery, equipment, furnishings, and electronic data-processing and other office equipment now owned or hereafter acquired by Borrower and any and all additions, substitutions and replacements of any of the foregoing), together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto (collectively, the "**Equipment**"). Notwithstanding the foregoing, Equipment shall not include any property belonging to tenants under leases, except to the extent that Borrower shall have any right or interest therein;

(f) Fixtures. All Equipment now owned, or the ownership of which is hereafter acquired, by Borrower which is so related to the Land and the Improvements forming part of the Property that it is deemed fixtures or real property under the law of the particular state in which the Equipment is located, including, without limitation, all building or construction materials intended for construction, reconstruction, alteration or repair of or installation on the Property, construction equipment, appliances, machinery, plant equipment, fittings, apparatuses, fixtures and other items now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Improvements or the Land, including, but not limited to, engines, devices for the operation of pumps, pipes, plumbing, cleaning, call and sprinkler systems, fire extinguishing apparatuses and equipment, heating, ventilating, plumbing, laundry, incinerating, electrical, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, security systems and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of Borrower's interest therein) and all other utilities whether or not situated in easements, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof (collectively, the "**Fixtures**"). Notwithstanding the foregoing, "Fixtures" shall not include any property which tenants are entitled to remove pursuant to leases, except to the extent that Borrower shall have any right or interest therein;

(g) Personal Property. All furniture, furnishings, objects of art, machinery, goods, tools, supplies, appliances, including, but not limited to, disposals, dishwashers, refrigerators and ranges, recreational equipment, general intangibles, contract rights, accounts, accounts receivable, franchises, licenses, certificates and permits, and all other personal property of any kind or character whatsoever (as defined in and subject to the provisions of the Uniform Commercial Code as hereinafter defined), other than Fixtures, which are now or hereafter owned by Borrower and which are located within or about the Land and the Improvements, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof (collectively, the "**Personal Property**"), and the right, title and interest of Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the "**Uniform Commercial Code**"), superior in lien to the lien of this Security Instrument and all proceeds and products of the above;

(h) Leases. All leases, subleases, licenses, franchises, concessions or grants of other possessory interests, tenancies, and any other agreements affecting the use, possession or occupancy of the Property or any part thereof, including, without limitation, guest rooms, restaurants, bars, conference and meeting rooms, and banquet halls and other public facilities, whether now or hereafter existing or entered into (including, without limitation, any use or occupancy arrangements created pursuant to Section 365(d) of the Bankruptcy Code or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings, or any assignment for the benefit of creditors, in respect of any tenant or occupant of any portion of the Property) and

all amendments, modifications, supplements, extensions or renewals thereof, whether now or hereafter existing (collectively, the "**Leases**").

(i) Rents. All rents, including without limitation percentage rent and additional rent (including tenant tax and operating expense reimbursements), moneys payable as damages or in lieu of rent, revenues, parking revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, income, receipts, royalties, receivables, and termination payments, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Property (collectively, the "**Rents**").

(j) Condemnation Awards. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

(k) Insurance Proceeds. All proceeds in respect of the Property under any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;

(l) Tax Certiorari. All refunds, rebates or credits in connection with reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;

(m) Rights. The right, in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Property;

(n) Agreements. All agreements, contracts, certificates, instruments, franchises, permits, licenses, applications, entitlements, plans, specifications, drawings, and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any of the Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of Borrower therein and thereunder, including, without limitation, the right, upon the happening of any default hereunder, to receive and collect any sums payable to Borrower thereunder;

(o) Trademarks. All trade names, trademarks, service marks, logos, copyrights, goodwill, books and records, websites and domain names, and all other general intangibles relating to or used in connection with the operation of the Property;

(p) Accounts. All reserves, escrows and deposit accounts maintained by Borrower with respect to the Property, including, without limitation, all accounts established or maintained

pursuant to any other Loan Document, together with all deposits or wire transfers made to such accounts, and all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time, and all proceeds, products, distributions, dividends and/or substitutions thereon and thereof;

(q) Rate Management Agreements. All rights, claims, interests, proceeds or other benefits of Borrower under any agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates, forward rates, or equity prices, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and any agreement pertaining to equity derivative transactions (e.g., equity or equity index swaps, options, caps, floors, collars and forwards), including without limitation any such agreement between Borrower and Lender, any Affiliate of Lender, or any other Person, and any schedules, confirmations and documents and other confirming evidence between the parties confirming transactions thereunder, all whether now existing or hereafter arising and in each case, as amended, modified or supplemented from time to time (collectively, the "**Rate Management Agreements**");

(r) Proceeds. All proceeds and products of any of the foregoing, including, without limitation, proceeds of insurance and condemnation awards, whether cash, liquidation or other claims or otherwise; and

(s) Other Rights. Any and all other rights of Borrower in and to the items set forth in subsections (a) through (r) above.

AND without limiting any of the other provisions of this Security Instrument, to the extent permitted by applicable law, Borrower expressly grants to Lender, as Secured party, a security interest in the portion of the Property which is or may be subject to the provisions of the Uniform Commercial Code which are applicable to secured transactions; it being understood and agreed that the Improvements and Fixtures are part and parcel of the Land (the Land, the Improvements and the Fixtures collectively referred to as the "**Real Property**") appropriated to the use thereof and, whether affixed or annexed to the Real Property or not, shall for the purposes of this Security Instrument be deemed conclusively to be real estate and mortgaged hereby.

Section 1.2 Assignment of Rents. Borrower hereby absolutely and unconditionally assigns to Lender all of Borrower's right, title and interest in and to all current and future Leases and Rents, including all prepaid rents and security deposits; it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of the Assignment of Leases, Lender grants to Borrower a revocable license to collect, receive, use and enjoy the Rents (excluding however any Lease termination, cancellation, option or similar payments, which Borrower agrees shall be held in trust and turned over to Lender to be applied in accordance with the Loan Documents) so long as no Event of Default exists. Borrower shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Debt, in trust for the benefit of Lender, for use in the payment of such sums. If any conflict or inconsistency exists between the assignment of the

Rents and the Leases in this Security Instrument and the absolute assignment of the Rents and the Leases in the Assignment of Leases and Rents, the terms of the Assignment of Leases and Rents shall control.

Section 1.3 Security Agreement. This Security Instrument is both a real property mortgage and a "security agreement" within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. By executing and delivering this Security Instrument, Borrower hereby grants to Lender, as security for the Obligations (hereinafter defined), a security interest in the Fixtures, the Equipment, the Personal Property and other property constituting the Property to the full extent that the Fixtures, the Equipment, the Personal Property and such other property may be subject to the Uniform Commercial Code (said portion of the Property so subject to the Uniform Commercial Code being called the "**Collateral**"). If an Event of Default shall occur and be continuing, Lender, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Lender may deem reasonably necessary for the care, protection and preservation of the Collateral. Upon request or demand of Lender during the existence of an Event of Default, Borrower shall, at its expense, assemble the Collateral and make it available to Lender at a convenient place (at the Land if tangible property) reasonably acceptable to Lender. Borrower shall pay to Lender on demand any and all expenses, including legal expenses and attorneys' fees, incurred or paid by Lender in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral during the existence of an Event of Default. Any notice of sale, disposition or other intended action by Lender with respect to the Collateral sent to Borrower in accordance with the provisions hereof at least ten (10) Business Days prior to such action, shall, except as otherwise provided by applicable law, constitute reasonable notice to Borrower. The proceeds of any disposition of the Collateral, or any part thereof, may, except as otherwise required by applicable law, be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper. The principal place of business of Borrower (Debtor) is as set forth on page one hereof and the address of Lender (Secured Party) is as set forth on page one hereof.

Section 1.4 Fixture Filing. Certain of the Property is or will become "fixtures" (as that term is defined in the Uniform Commercial Code) on the Land, described or referred to in this Security Instrument, and this Security Instrument, upon being filed for record in the real estate records of the city or county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said Uniform Commercial Code upon such of the Property that is or may become fixtures. For purposes of this fixture filing, "Debtor" is Borrower and the "Secured Party" is Lender. Borrower is the record owner of the Land.

Section 1.5 Pledges of Monies Held. Borrower hereby pledges to Lender any and all monies now or hereafter held by Lender or on behalf of Lender in connection with the Loan,

including, without limitation, any sums deposited in any accounts and net proceeds, as additional security for the Obligations until expended or applied as provided in this Security Instrument.

CONDITIONS TO GRANT

TO HAVE AND TO HOLD the above granted and described Property and all parts thereof, together with the rents, issues, profits and proceeds thereof, unto and to the use and benefit of Lender and its successors and assigns, forever;

PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall pay to Lender the Debt at the time and in the manner provided in the Note, the Loan Agreement and this Security Instrument, shall perform the Other Obligations as set forth in this Security Instrument and shall abide by and comply with each and every covenant and condition set forth herein and in the Note, the Loan Agreement and the other Loan Documents, Lender, at Borrower's expense, shall release the liens and security interests created by this Security Instrument; provided, however, that Borrower's obligation to indemnify, defend and hold harmless Lender pursuant to the provisions hereof and in the other Loan Documents shall survive any such payment or release.

ARTICLE 2 - DEBT AND OBLIGATIONS SECURED

Section 2.1 Debt. This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the Debt.

Section 2.2 Other Obligations. This Security Instrument and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the following (the "**Other Obligations**"):

(a) the performance of all other obligations of Borrower contained herein;

(b) the performance of each obligation of Borrower contained in the Loan Agreement and any other Loan Document;

(c) the performance of each obligation of Borrower to Lender or any Affiliate of Lender, whether absolute, contingent or otherwise and howsoever and whensoever (whether now or hereafter) created, arising, evidenced or acquired (including renewals, extensions, amendments, modifications, substitutions and replacements thereof), under or in connection with (i) any and all Rate Management Agreements, and (ii) any and all cancellations, buy-backs, reversals, terminations or assignments of any Rate Management Agreement; and

(d) the performance of each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Note, the Loan Agreement or any other Loan Document.

Section 2.3 Debt and Other Obligations. Borrower's obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively herein as the "**Obligations**."

ARTICLE 3 - BORROWER COVENANTS

Borrower covenants and agrees that:

Section 3.1 Payment of Debt. Borrower will pay the Debt at the time and in the manner provided in the Loan Agreement, the Note and this Security Instrument.

Section 3.2 Incorporation By Reference. All recitals set forth above and all the covenants, conditions and agreements contained in (a) the Loan Agreement, (b) the Note and (c) all and any of the other Loan Documents, are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

Section 3.3 Performance of Other Agreements. Borrower shall observe and perform each and every term, covenant and provision to be observed or performed by Borrower pursuant to the Loan Agreement, any other Loan Document and any other agreement or recorded instrument affecting or pertaining to the Property and any amendments, modifications or changes thereto.

ARTICLE 4 - OBLIGATIONS AND RELIANCES

Section 4.1 Relationship of Borrower and Lender. The relationship between Borrower, on the one hand, and Lender, on the other, is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Loan Agreement, the Note, this Security Instrument and the other Loan Documents shall be construed so as to deem the relationship between Borrower, on the one hand, and Lender, on the other, to be other than that of debtor and creditor.

Section 4.2 No Reliance on Lender. The general partners, members, principals and (if Borrower is a trust) beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Borrower is not relying on Lender's expertise, business acumen or advice in connection with the Property.

Section 4.3 No Obligation of Lender.

(a) Notwithstanding the provisions of subsections 1.1(h) and (n) or Section 1.2, Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses, applications, entitlements, plans, specifications, drawings and other documents.

(b) By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Security Instrument, the Loan Agreement, the Note or the other Loan Documents, including, without limitation, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

Section 4.4 Reliance. Borrower recognizes and acknowledges that in accepting the Loan Agreement, the Note, this Security Instrument and the other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in the Loan Agreement without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof, that the warranties and representations are a material inducement to Lender in making the Loan; and that Lender would not be willing to make the Loan and Lender would not accept this Security Instrument in the absence of the warranties and representations as set forth in the Loan Agreement.

ARTICLE 5 - FURTHER ASSURANCES

Section 5.1 Recording of Security Instrument, etc. Borrower forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, this Security Instrument, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

Section 5.2 Further Acts, etc. Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may

hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Legal Requirements. Borrower, on demand, will execute and deliver, and in the event it shall fail to so execute and deliver, hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements (including, without limitation, initial financing statements and amendments thereto and continuation statements) with or without the signature of Borrower as authorized by applicable law, to evidence more effectively the security interest of Lender in the Property. Borrower also ratifies its authorization for Lender to have filed any like initial financing statements, amendments thereto and continuation statements, if filed prior to the date of this Security Instrument. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including without limitation such rights and remedies available to Lender pursuant to this Section 5.2. To the extent not prohibited by applicable law, Borrower hereby ratifies all acts Lender has lawfully done in the past or shall lawfully do or cause to be done in the future by virtue of such power of attorney.

Section 5.3 Changes in Tax, Debt, Credit and Documentary Stamp Laws.

(a) If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender's interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury then Lender shall have the option by written notice of not less than one hundred twenty (120) days to declare the Debt immediately due and payable.

(b) Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Debt immediately due and payable.

(c) If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Security Instrument, or any of the other Loan Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

Section 5.4 Splitting of Mortgage. This Security Instrument and the Note shall, at any time until the same shall be fully paid and satisfied, at the sole election of Lender, be split or divided into two or more notes and two or more security instruments, each of which shall cover all or a portion of the Property to be more particularly described therein. To that end, Borrower,

upon written request of Lender, shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered by the then owner of the Property, to Lender and/or its designee or designees substitute notes and security instruments in such principal amounts, aggregating not more than the then unpaid principal amount of the Note, and containing terms, provisions and clauses similar to those contained herein and in the Note, and such other documents and instruments as may be required by Lender.

Section 5.5 Replacement Documents. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other Loan Document, Borrower will issue, in lieu thereof, a replacement Note or other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

ARTICLE 6 - DUE ON SALE/ENCUMBRANCE

Section 6.1 Lender Reliance. Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its general partners, members, principals and (if Borrower is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Borrower's ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the Other Obligations. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the Other Obligations, Lender can recover the Debt by a sale of the Property.

Section 6.2 No Transfer. Borrower shall not permit or suffer any Transfer to occur, unless specifically permitted under the Loan Agreement or unless Lender shall consent thereto in writing.

Section 6.3 Lender's Rights. Without obligating Lender to grant any consent under Section 6.2 hereof which Lender may grant or withhold in its sole discretion, Lender reserves the right to condition the consent required hereunder to any of the terms of the Loan Agreement. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer without Lender's consent. This provision shall apply to every Transfer, other than any Transfer permitted pursuant to the Loan Agreement, regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer.

ARTICLE 7 - RIGHTS AND REMEDIES UPON DEFAULT

Section 7.1 Remedies. Upon the occurrence and during the continuance of any Event of Default, Borrower agrees that Lender may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Property,

including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender:

(a) declare the entire unpaid Debt to be immediately due and payable;

(b) institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law, in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

(c) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority;

(d) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

(e) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note, the Loan Agreement or in the other Loan Documents;

(f) recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the other Loan Documents;

(g) apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower, any guarantor, indemnitor with respect to the Loan or of any Person liable for the payment of the Debt;

(h) the license granted to Borrower under Section 1.2 hereof shall automatically be revoked and Lender may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of the Property and all books, records and accounts relating thereto and Borrower agrees to surrender possession of the Property and of such books, records and accounts to Lender upon demand, and thereupon Lender may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Lender deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including,

without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower; (vi) require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Lender shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;

(i) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Fixtures, the Equipment and the Personal Property, or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Fixtures, the Equipment and the Personal Property, and (ii) request Borrower at its expense to assemble the Fixtures, the Equipment and the Personal Property and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender with respect to the Fixtures, the Equipment and/or the Personal Property sent to Borrower in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Borrower;

(j) apply any sums then deposited or held in escrow or otherwise by or on behalf of Lender in accordance with the terms of the Loan Agreement, this Security Instrument or any other Loan Document to the payment of the following items in any order in its sole discretion:

(i) Taxes and Other Charges;

(ii) Insurance Premiums;

(iii) Interest on the unpaid principal balance of the Note;

(iv) Amortization of the unpaid principal balance of the Note;

(v) All other sums payable pursuant to the Note, the Loan Agreement, this Security Instrument and the other Loan Documents, including without limitation, advances made by Lender pursuant to the terms of this Security Instrument;

(k) pursue such other remedies as Lender may have under the Loan Agreement and/or applicable law; or

(l) apply the undisbursed balance of any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Lender shall deem to be appropriate in its discretion.

In the event of a sale, by foreclosure, power of sale or otherwise, of less than all of Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority.

Section 7.2 Application of Proceeds. The purchase money, proceeds and avails of any disposition of the Property, and or any part thereof, or any other sums collected by Lender pursuant to the Note, this Security Instrument or the other Loan Documents, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper.

Section 7.3 Right to Cure Defaults. During the existence of any Event of Default or if Borrower fails to make any payment or to do any act as herein provided and such failure continues beyond any applicable notice and cure period, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, make or do the same in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys' fees to the extent permitted by law), with interest as provided in this Section 7.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

Section 7.4 Actions and Proceedings. Lender has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Property.

Section 7.5 Recovery of Sums Required To Be Paid. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

Section 7.6 Other Rights, Etc.

(a) The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Borrower shall not be relieved of Borrower's obligations hereunder by reason of (i) the failure of Lender to comply with any request of Borrower or any guarantor or indemnitor with respect to the Loan to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the other Loan Documents.

(b) It is agreed that the risk of loss or damage to the Property is on Borrower, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Lender's possession.

(c) Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Security Instrument. The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

Section 7.7 Right to Release Any Portion of the Property. Lender may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

Section 7.8 Violation of Laws. If the Property is not in material compliance with Legal Requirements, Lender may impose additional requirements upon Borrower in connection herewith including, without limitation, monetary reserves or financial equivalents.

Section 7.9 Right of Entry. Upon reasonable notice to Borrower, Lender and its agents shall have the right to enter and inspect the Property at all reasonable times subject to the

rights of tenants under the Leases and Lender's commercially reasonable efforts to minimize interference with the operations of tenants.

Section 7.10 Indiana Mortgage Foreclosure.

(a) It is the express intention of Borrower and Lender that the rights, remedies, powers and authorities conferred upon the Lender pursuant to this Security Instrument shall include all rights, remedies, powers and authorities that a mortgagor may confer upon a mortgagee under the Indiana Mortgage Foreclosure Actions, Indiana Code Section 32-30-10 et. seq., as from time to time amended (the "IMFA") and/or as otherwise permitted by applicable law, as if they were expressly provided for herein. In the event that any provision in this Security Instrument shall be inconsistent with any provision in the IMFA, the provisions of the IMFA shall take precedent over the provisions of this Security Instrument, but shall not invalidate or render unenforceable any other provision of this Security Instrument that can be construed in a manner consistent with the IMFA.

(b) Without limiting the generality of the foregoing, all expenses incurred by Lender to the extent reimbursable under the IMFA, whether incurred before or after any decree or judgment of foreclosure, and whether provided for in this Security Instrument, shall be added to the Indebtedness secured by this Security Instrument or by the judgment of foreclosure.

(c) The powers, authorities and duties conferred upon the Lender, in the event that the Lender takes possession of the Property, and upon a receiver hereunder, shall also include all such powers, authority and duties as may be conferred upon a Lender in possession or receiver under and pursuant to the IMFA. To the extent the IMFA may limit the powers, authorities and duties purportedly conferred hereby, such power, authorities and duties shall include those allowed, and be limited as proscribed by IMFA at the time of their exercise or discharge.

(d) Borrower knowingly and voluntarily waives, on behalf of itself and all persons or entities now or hereafter interested in the Property, to the fullest extent permitted by applicable law including IMFA, (i) all rights under all appraisement, homestead, moratorium, valuation, exemption, stay, extension, redemption, single action, election of remedies and marshaling statutes, laws or equities now or hereafter existing, (ii) any and all requirements that at any time any action may be taken against any other person or entity and Borrower agrees that no defense based on any thereof will be asserted in any action enforcing this Instrument, and (iii) any and all rights to reinstatement and redemption as allowed under Ind. Code § 32-29-7-7 or to cure any defaults, except such rights of reinstatement and cure as may be expressly provided by the terms of this Security Instrument and the other Loan Documents. In addition to, and not in limitation of, the foregoing, Borrower wholly waives the period of redemption as permitted under Ind. Code § 32-29-7-5 and waives the period to cure any defaults, except such rights of reinstatement and cure as may be expressly provided by the terms of this Security Instrument and the other Loan Documents.

(e) BORROWER HEREBY KNOWINGLY AND VOLUNTARILY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHTS OF REDEMPTION FROM SALE OR OTHERWISE UNDER ANY ORDER OR DECREE OF FORECLOSURE, DISCLAIMS ANY STATUS WHICH IT MAY HAVE AS AN "OWNER" OF THE REAL ESTATE AS THAT TERM MAY BE DEFINED IN THE IMFA, PURSUANT

TO RIGHTS HEREIN GRANTED, ON BEHALF OF BORROWER AND ALL PERSONS BENEFICIALLY INTERESTED THEREIN, AND EACH AND EVERY PERSON ACQUIRING ANY INTEREST IN, OR TITLE TO, THE PROPERTY DESCRIBED HEREIN SUBSEQUENT TO THE DATE OF THIS SECURITY INSTRUMENT, AND ON BEHALF OF ALL OTHER PERSONS TO THE FULLEST EXTENT PERMITTED BY THE PROVISIONS OF THE INDIANA STATUTES.

Section 7.11 Protective Advances.

(a) All advances, disbursements and expenditures made by Lender before and during a foreclosure, and before and after judgment of foreclosure, and at any time prior to sale, and, where applicable, after sale, and during the pendency of any related proceedings, for the following purposes, in addition to those otherwise authorized by the Loan Documents or by the IMFA (collectively "Protective Advances"), shall have the benefit of all applicable provisions of the IMFA, including:

(i) all advances by Lender in accordance with the terms of the Loan Documents to: (A) preserve or maintain, repair, restore or rebuild the improvements upon the Property; (B) preserve the lien of this Security Instrument or the priority hereof; or (C) enforce this Security Instrument;

(ii) payments by Lender of: (A) when due, installments of principal, interest or other obligations in accordance with the terms of any senior mortgage or other prior lien or encumbrance; (B) when due installments of real estate taxes and assessments, general and special and all other taxes and assessments of any kind or nature whatsoever which are assessed or imposed upon the Property or any part thereof; (C) other obligations authorized by this Security Instrument; or (C) with court approval, any other amounts in connection with other liens, encumbrances or interests reasonably necessary to preserve the status of title;

(iii) advances by Lender in settlement or compromise of any claims asserted by claimants under senior mortgages or any other prior liens;

(iv) attorneys' fees and other costs incurred: (A) in connection with the foreclosure of this Security Instrument; (B) in connection with any action, suit or proceeding brought by or against the Lender for the enforcement of this Security Instrument or arising from the interest of the Lender hereunder; or (C) in the preparation for the commencement or defense of any such foreclosure or other action related to this Security Instrument or the Property;

(v) Lender's fees and costs, including attorneys' fees, arising between the entry of judgment of foreclosure and any confirmation hearing;

(vi) expenses deductible from the proceeds of sale pursuant to applicable law;

(vii) expenses incurred and expenditures made by Lender for any one or more of the following: (A) if the Property or any portion thereof constitutes one or more units under a condominium declaration, assessments imposed upon the unit owner thereof which are required to be paid; (B) if Borrower's interest in the Property is a leasehold estate under a lease or sublease, rentals or other payments required to be made by the

lessee under the terms of the lease or sublease; (C) premiums for casualty and liability insurance paid by Lender whether or not Lender or a receiver is in possession, if reasonably required, in reasonable amounts, and all renewals thereof, without regard to the limitation to maintaining of existing insurance in effect at the time any receiver or Lender takes possession of the Property; (D) repair or restoration of damage or destruction in excess of available insurance proceeds or condemnation awards; (E) payments required or deemed by Lender to be for the benefit of the Property or required to be made by the owner of the Property under any grant or declaration of easement, easement agreement, agreement with any adjoining land owners or instruments creating covenants or restrictions for the benefit of or affecting the Property; (F) shared or common expense assessments payable to any association or corporation in which the owner of the Property is a member in any way affecting the Property; (G) if the Loan is a construction loan, costs incurred by Lender for demolition, preparation for and completion of construction, as may be authorized by the applicable commitment, loan agreement or other agreement; and (H) pursuant to any lease or other agreement for occupancy of the Property for amounts required to be paid by Borrower;

(viii) all Protective Advances shall be so much additional indebtedness secured by this Security Instrument, and shall become immediately due and payable without notice and with interest thereon from the date of the advance until paid at the rate due and payable after a default under the terms of the Loan Documents;

(ix) this Security Instrument shall be a lien for all Protective Advances as to subsequent purchasers and judgment creditors from the time this Security Instrument is recorded; and

(x) all Protective Advances shall, except to the extent, if any, that any of the same is clearly contrary to or inconsistent with the provisions of the IMFA, apply to and be included in:

A. determination of the amount of indebtedness secured by this Security Instrument at any time;

B. the indebtedness found due and owing to the Lender in the judgment of foreclosure and any subsequent supplemental judgments, orders, adjudications or findings by the court of any additional indebtedness becoming due after such entry of judgment, it being agreed that in any foreclosure judgment, the court may reserve jurisdiction for such purpose;

C. determination of amount deductible from sale proceeds pursuant to the IMFA;

D. application of income in the hands of any receiver or Lender in possession; and

E. computation of any deficiency judgment pursuant to the IMFA.

ARTICLE 8 -INDEMNIFICATION

Section 8.1 General Indemnification. The provisions of the Loan Agreement are hereby incorporated by reference into this Security Instrument to the same extent and with the same force as if fully set forth herein.

Section 8.2 Mortgage and/or Intangible Tax. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Note or any of the other Loan Documents, but excluding any income, franchise or other similar taxes. The liability of Borrower pursuant to this Section 8.2 is not limited to the original principal amount of the Note.

Section 8.3 ERISA Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys' fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender's sole discretion) that Lender may incur, directly or indirectly, as a result of a default under the Loan Agreement. The liability of Borrower pursuant to this Section 8.3 is not limited to the original principal amount of the Note.

Section 8.4 Duty to Defend; Attorneys' Fees and Other Fees and Expenses. Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, if the defendants in any such claim or proceeding include both Borrower and any Indemnified Party and Borrower and such Indemnified Party shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Parties that are different from or additional to those available to Borrower, such Indemnified Party shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party, provided that no compromise or settlement shall be entered without Borrower's consent, which consent shall not be unreasonably withheld. Upon demand, Borrower shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

ARTICLE 9 - WAIVERS

Section 9.1 Waiver of Counterclaim. To the extent permitted by applicable law, Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any

way connected with this Security Instrument, the Loan Agreement, the Note, any of the other Loan Documents, or the Obligations.

Section 9.2 Marshalling and Other Matters. To the extent permitted by applicable law, Borrower hereby waives the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by applicable law.

Section 9.3 Waiver of Notice. To the extent permitted by applicable law, Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Lender is required by applicable law to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 9.4 Waiver of Statute of Limitations. To the extent permitted by applicable law, Borrower hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.

Section 9.5 Survival. The indemnifications made pursuant to Section 8.3 herein and the representations and warranties, covenants, and other obligations arising under the Environmental Indemnity, shall continue indefinitely in full force and effect and shall survive and shall in no way be impaired by: any satisfaction or other termination of this Security Instrument, any assignment or other transfer of all or any portion of this Security Instrument or Lender's interest in the Property (but, in such case, shall benefit both Indemnified Parties and any assignee or transferee), any exercise of Lender's rights and remedies pursuant hereto, including, but not limited to, foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Loan Agreement, the Note or any of the other Loan Documents, any transfer of all or any portion of the Property (whether by Borrower or by Lender following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Security Instrument, the Loan Agreement, the Note or the other Loan Documents, and any act or omission that might otherwise be construed as a release or discharge of Borrower from the obligations pursuant hereto.

ARTICLE 10 -NOTICES

All notices or other written communications hereunder shall be delivered in accordance with Section 13.4 of the Loan Agreement.

ARTICLE 11 - APPLICABLE LAW

Section 11.1 Governing Law. The creation, perfection and enforcement of the lien of this Security Instrument shall be governed by the laws of the State in which the Property is located. Subject to the foregoing, in all other respects, this Security Instrument shall be governed by the substantive laws of the State of Indiana.

Section 11.2 Usury Laws. Notwithstanding anything to the contrary, (a) all agreements and communications between Borrower and Lender are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Lender shall never exceed the maximum lawful rate or amount, (b) in calculating whether any interest exceeds the lawful maximum, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Borrower to Lender, and (c) if through any contingency or event, Lender receives or is deemed to receive interest in excess of the lawful maximum, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Borrower to Lender, or if there is no such indebtedness, shall immediately be returned to Borrower.

Section 11.3 Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term, covenant or condition of the Loan Agreement, the Note or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Loan Agreement, the Note and this Security Instrument shall be construed without such provision.

Section 11.4 Waiver of Trial by Jury. **BORROWER AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY INTENTIONALLY, KNOWINGLY AND VOLUNTARILY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE NOTE, THIS SECURITY INSTRUMENT, THE NOTE, OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.**

ARTICLE 12 - DEFINITIONS

All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word "**Borrower**" shall mean "each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein," the word "**Lender**" shall mean "Lender and any subsequent holder of the Note," the word "**Note**" shall

mean "the Note and any other evidence of indebtedness secured by this Security Instrument," the word "**Property**" shall include any portion of the Property and any interest therein, and the phrases "**attorneys' fees**", "**legal fees**" and "**counsel fees**" shall include any and all attorneys', paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder.

ARTICLE 13 - MISCELLANEOUS PROVISIONS

Section 13.1 No Oral Change. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 13.2 Successors and Assigns. This Security Instrument shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

Section 13.3 Headings, etc. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 13.4 Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Section 13.5 Subrogation. To the extent proceeds of the Loan have been used to extinguish, extend or renew any indebtedness against the Property, then Lender shall be subrogated to all of the rights, liens and interests existing against the Property and held by the holder of such indebtedness and such former rights, liens and interests, if any, are not waived, but are continued in full force and effect in favor of Lender.

Section 13.6 Entire Agreement. The Note, the Loan Agreement, this Security Instrument and the other Loan Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Debt and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect thereto. Borrower hereby acknowledges that, except as incorporated in writing in the Note, the Loan Agreement, this Security Instrument and the other Loan Documents, there are not, and were not, and no persons are or were authorized by Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Note, the Loan Agreement, this Security Instrument and the other Loan Documents.

Section 13.7 Limitation on Lender's Responsibility. No provision of this Security Instrument shall operate to place any obligation or liability for the control, care, management or

repair of the Property upon Lender, nor shall it operate to make Lender responsible or liable for any waste committed on the Property by the tenants or any other Person, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger. Nothing herein contained shall be construed as constituting Lender a "mortgagee in possession."

Section 13.8 Use of Proceeds. Borrower represents and warrants to Lender that the proceeds of the obligations secured hereby shall be used solely for a business purpose, and no part of the proceeds may be used for consumer, household or personal related purposes.

Section 13.9 Maximum Principal Amount. The maximum indebtedness secured by this Security Instrument shall not exceed two hundred percent (200%) of the aggregate, original principal amount of the Loan.

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IN WITNESS WHEREOF, THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING has been executed by Borrower as of the day and year first above written.

IROQUOIS VALLEY FARMS, LLC, an Illinois limited liability company

By: [signature]
Name: Kevin Egolf
Title: Managing Director

STATE OF New York)
) SS:
COUNTY OF New York)

Before me, a Notary Public in and for said County and State, personally appeared Kevin Egolf, the Managing Director of Iroquois Valley Farms, LLC, an Illinois limited liability company, who, after having been duly sworn, acknowledged the execution of the foregoing Mortgage, Security Agreement, Assignment of Leases and Rents, and Fixture Filing for and on behalf of said limited liability company.

Witness my hand and Notarial Seal this 28th day of October, 2015.

[signature]
Maurice Tattnall, Notary Public

My Commission Expires:
12-21-2018
My County of Residence:
Kings

MAURICE M. TATTNALL
Notary Public, State of New York
No. 01TA6018000
Qualified in Kings County
Certificate Filed in New York County
Commission Expires December 21, 2018

I affirm under the penalties for perjury, that I have taken reasonable care to redact each Social Security Number in this document, unless required by law. Jeffrey A. Abrams

This instrument prepared by Jeffrey A. Abrams, Benesch, Friedlander, Coplan & Aronoff LLP, One American Square, Suite 2300, Indianapolis, IN 46282

EXHIBIT A

LEGAL DESCRIPTION

The Land referred to herein is described as follows:

Address: 6910 US 31 and VL Abandoned Railroad
(71-18-16-400-003-000-027 and 71-18-16400-006.000-027)

Tract 1:

A parcel of land being a part of the North half of the South half of Michigan Road Lands Section 3, Township 35 North, Range 2 East, Union Township, St. Joseph County, Indiana being more particularly described as follows:

Beginning at the East Quarter corner of said Section 3; thence south 0 degrees 16 minutes 26 seconds West along the East line of said Section 3 a distance of 1329.65 feet to the South line of the North half of the South half of said Section 3; thence South 89 degrees 28 minutes 50 seconds West along said South line a distance of 3865.73 feet to the Easterly right of way line of US 31 South; thence North 17 degrees 25 minutes 22 seconds East along said Easterly right-of-way line a distance of 1399.05 feet to the East-West centerline of said Section 3; thence North 89 degrees 30 minutes 19 seconds East along said East-West centerline of Section 3 a distance of 3453.15 feet to the place of beginning. Said in survey to contain 111.76 acres, more or less.

Address: 68553 US 31
(71-18-09-300-003.000-027)

Tract 2:

Lot Numbered One (1) as shown on the plat of RJ Newton's Farm No. 6 Minor Subdivision, recorded March 03, 2011 in the Office of the Recorder of St. Joseph County, Indiana, as Instrument No. 1106298.